EXHIBIT 99.1

Exactech Announces Completion of Merger with TPG Capital
FOR IMMEDIATE RELEASE
Gainesville, Fla. - February 14, 2018 - Exactech, Inc. (Nasdaq: EXAC), a leading developer and producer of orthopaedic implant devices and surgical instrumentation for extremities and large joints, is pleased to announce the successful completion of the previously announced merger agreement with TPG Capital, pursuant to which TPG has acquired all of the issued and outstanding common stock of Exactech. In connection with the transaction, Exactech shareholders will receive $49.25 in cash for each share of Exactech common stock they hold (other than certain shares held by the Company’s founders and certain management shareholders). Pursuant to the previously announced rollover and voting support agreement, the Company’s founders, CEO and certain other management shareholders have exchanged a portion of their shares in the transaction, representing approximately 18.8% of the Company’s outstanding common stock, for new equity securities in the post-closing ownership of the Company at a valuation equal to or less than $49.25 per share. The total transaction is valued at approximately $737 million.
As a result of the transaction, Exactech’s common stock will cease trading on the Nasdaq immediately prior to market open on February 15, 2018, and will no longer be listed on the Nasdaq. Exactech intends to file the relevant form with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of its common stock and the suspension of Exactech’s reporting obligations under the Exchange Act.
The closing of the transaction follows the approval of Exactech’s shareholders at a special meeting held yesterday and the satisfaction of all closing conditions.
Advisors
Greenberg Traurig, P.A. (Miami) and Greenberg Traurig, LLP (NYC) are acting as Exactech’s legal advisor. J.P. Morgan Securities LLC is acting as financial advisor to Exactech. Ropes & Gray LLP is acting as legal advisor to TPG Capital.
About Exactech
Based in Gainesville, Fla., Exactech develops and markets orthopaedic implant devices, related surgical instruments and biologic materials and services to hospitals and physicians. The company manufactures many of its orthopaedic devices at its Gainesville facility. Exactech’s orthopaedic products are used in the restoration of bones and joints that have deteriorated as a result of injury or diseases such as arthritis. Exactech markets its products in the United States, in addition to more than 30 markets in Europe, Latin America, Asia and the Pacific. Additional information about Exactech can be found at http://www.exac.com.
About TPG
TPG is a leading global alternative asset firm founded in 1992 with more than $73 billion of assets under management and offices in Austin, Beijing, Boston, Dallas, Fort Worth, Hong Kong, Houston, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, San Francisco, Seoul, and Singapore. TPG’s investment platforms are across a wide range of asset classes, including private equity, growth venture, real estate, credit, and public equity. TPG aims to

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build dynamic products and options for its investors while also instituting discipline and operational excellence across the investment strategy and performance of its portfolio. For more information, visit www.tpg.com.

Media: Luke Barrett TPG media@tpg.com 415-743-1550
Priscilla Bennett 352-377-1140 Priscilla@exac.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements regarding Exactech’s business combination transaction with TPG Capital, all statements regarding Exactech’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. All Statements in this press release that are not historical facts, are forward-looking statements that reflect the best judgment of Exactech based upon currently available information.
Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from Exactech’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Exactech is unable to predict or control, that may cause its actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in Exactech’s filings with the SEC.
Exactech cautions investors that any forward-looking statements made by it are not guarantees of future performance. Exactech disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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